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                                                                  EXHIBIT 10.22


March 31, 1999



Mr. Gerry Chastelet, President
Mr. Steve Grant, CFO
Digital Lightwave, Inc.
15550 Lightwave Drive
Clearwater, FL  33760


Gentlemen:

This Letter of Commitment shall set forth the terms and conditions under which Emergent Asset Based Lending, LLC. d/b/a Emergent Business Capital (the "Lender") will extend a line of credit (the "Line of Credit") to Borrower (as defined below). The terms and conditions are as follows:

         1.       Borrower:         Digital Lightwave, Inc.

         2.       Line of Credit:   No more than Five Million Dollars
                  ($5,000,000), hereinafter the Line of Credit. Subject to obtaining a suitable participant in this transaction, the line amount may be increased to $7,000,000. The suitability of the participant shall be determined by the Lender in its sole discretion.

         3.       Type of Line and Purpose:   To be used for working capital.

         4.       Term:             Two-Year Contract which will automatically
                  renew unless terminated by 60-days notice prior to the expiration date.

         5.       Interest Rate:    One and one-half percentage points (1.50%)
                  above the Prime Rate as determined by Summit Bank, based on the daily unpaid principal balance of advances.


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         6.       Collateral:       A first lien on all of Borrower's personal
                  property including, but not limited to accounts receivable, inventory, equipment, fixtures, instruments, documents and chattel paper, general intangibles, patents and trademarks, and books and records relating thereto.

         7.       *Commitment Fee and Line Fee:   The Borrower agrees to pay to
                  Lender a fee equal to a half one percent (.50%) of the total line which shall constitute a Commitment Fee in the amount of Twenty Five Thousand Dollars ($25,000) which is deemed earned and nonrefundable upon acceptance of this Commitment Letter by Borrower. A Line Fee of Twenty Five Thousand Dollars ($25,000) shall be due and payable at closing and each year at the anniversary date of the facility provided. The aforesaid Line Fee shall be due and payable whether or not the Loan contemplated herein closes unless the failure to close is due solely to Lender's gross negligence or willful misconduct. This section and the obligations described herein are independent of all other obligations set forth herein and shall survive the expiration or termination of this Commitment Letter and shall be payable in accord with this section.

         8.       Prepayment Fee:   The Borrower may prepay the line of credit
                  by providing Emergent with 30-day written notice and payment of a prepayment fee of 1% of the commitment amount if terminated within the first twelve months of the contract and .50% of the commitment amount if terminated within the second twelve months of the contract.

         9.       Other Fees:       Monthly service fee (for each month or
                  fraction thereof the Agreement is in effect) of three-quarters of one percent (.75%) on the average daily balance of funds employed. Audit fees of $500 per day plus out-of-pocket expenses based on a 90-day cycle. Float days of one (1) business day, all cash receipts will be directed to a lock-box account for the benefit of the Borrower which will be swept daily by Lender, and credited to the loan balance subject to the float days indicated. Returned item fees and bank service charges as levied by the depository banking institution. There shall be a returned item fee of $5.00 per item above the cost assessed to EBC. Wire fees of $10.00 per wire.

         10.      Closings Costs:   All closing costs, legal expenses and loan
                  documentation charges will be borne by Borrower but shall not exceed $5,000. If this facility has not closed and an initial disbursement made by April 15, 1999, this Commitment Letter will be deemed to be of no force and effect.

- An additional .50% each for the commitment fee and the line fee will be assessed against any increases provided in the Line of Credit facility.


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         11.      Guarantee:        A validity guarantee will be executed by
                  senior management of Borrower, including the chairman, president and chief financial officer.

         12.      Insurance:        Borrower shall furnish evidence, prior to
                  the disbursement of any loan proceeds, of the appropriate hazard and liability insurance issued by an insurance company satisfactory to Lender in form and content acceptable to Lender. Said insurance shall be at all times equal to or greater than the outstanding principal balance of the Loan. All insurance policies required hereunder must designate Lender as loss payee in form acceptable to Lender.

         13.      Loan Documents:   Borrower and Guarantors shall sign and/or
                  furnish all documents deemed necessary by Lender and its legal counsel. All documents shall be in form and content reasonably acceptable to Lender and its legal counsel and shall be governed under the laws of the State of Georgia. Borrower understands that the terms and conditions of the transactions contemplated by the Commitment letter are not limited to those set forth herein. Those matters that are not covered or made clear herein are subject to mutual agreement of the parties (it being understood that such terms and conditions will not be inconsistent with the terms set forth herein) and will be set forth in the Loan Documents.

         14. Financing Terms: Accounts receivable to be advanced at 80% of eligible accounts receivable base as defined in the proposal letter. In the event that Lender determines dilution exceeds 5% during the first 60 days of financing, Lender reserves the right to reduce the advance rate to 75%. Inventory advance rate of 50% against raw goods and finished products not to exceed the lesser of $2,000,000 or 50% of the eligible accounts receivable borrowing base. In addition to all inventory of Borrower and proceeds thereof, all of the outstanding indebtedness will be secured by a first priority lien against all machinery, equipment, furniture, fixtures and all other assets of Borrower.

         15. Financial Covenants: In addition to the standard "Affirmative" and "Negative" Loan Covenants as defined in Lender's standard Loan and Security Agreement previously provided to Borrower, other covenants will include:

                           - Cash discounts to account debtors not to exceed 2.00%, 10 days.
                           - Annual Financial Statement Timing and Form - as stated in Section 10.1(a) of the Loan and Security Agreement and annual presentation to the S.E.C.


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                           -        Monthly Interim Financial Statements Timing
                                    and Form - As stated in Section 10.1(a) of the Loan and Security Agreement and quarterly presentation per the S.E.C.
                           - Terms of Sales - due dates no more than 30 calendar days from the date of the invoice unless approved by Lender in writing.
                           - Minimum Working Capital - not to fall below $1,000,000 after reducing liabilities for non-cash charges.
                           - Minimum Tangible Net Worth - not to fall below $3,000,000 during the term of the Agreement or any extension thereof.
                           - Permitted Borrowings - None, other than indebtedness owed to Lender and (i) the existing indebtedness for borrowed money as of the date of this Commitment Letter other than Bankers Capital (EAB Leasing) for which the proceeds of Lender's loan will repay and
                                    (ii) the permitted purchase money security interest in conjunction with permitted capital expenditures and (iii) any borrowings which would be subordinate in payment and security interest to that of Lender. Upon execution of this Commitment Letter by Borrower, Lender consents to Borrower executing and entering into a subordinated debt transaction for $3,000,000.
                           - Permitted Investments - none, except for existing investments in marketable securities.
                           -        Permitted Guaranties - None
                           - Maximum Lease Rentals - None, other than the existing lease rentals as of the date of this Commitment, plus any new indebtedness allowed in conjunction with permitted capital expenditures as defined herein.
                           - Capital Expenditures - not to exceed $2,000,000 annually directly which up to $1,000,000 can be funded internally by Borrower with the remaining portion funded externally through capital leases.

         Borrower by acceptance of this Commitment Letter, agrees to indemnify and hold harmless Lender and its respective directors, officers, employees, agents, advisors, attorneys and consultants (each an Indemnified Party) from and against any and all losses, claims, damages, liabilities, costs and expenses, including all reasonable fees and disbursements of counsel which may be incurred by or asserted or awarded against any Indemnified Party in connection with or arising out of or by reason of the preparation of the defense of any investigation, litigation or proceeding, whether or not any Indemnified Party is a party thereto, related to or in connection with this proposal or any of the transactions contemplated hereby.


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         Borrower acknowledges that this Commitment is expressly subject to the absence of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower since December 31, 1998. Such adverse change shall be determined by Lender in its reasonable judgement. Borrower and Lender agree to use their best efforts to prepare and execute definitive agreements covering this line of credit and to close the transaction as soon as practical.

         If the foregoing is satisfactory to you, please indicate your acceptance thereof and your agreement to borrow the funds as set forth herein from Lender upon the terms and conditions contained herein by signing and returning the original Commitment Letter to Lender at the address indicated by 5:00pm on April 1, 1999. In the event that you fail to comply with the foregoing, this Commitment Letter will, at the option of Lender, be of no further force and effect. The undertakings of Lender set forth in this Commitment Letter cannot be accepted conditionally, and any such conditional acceptance or modification of this Commitment Letter will be deemed rejected and will terminate absolutely the undertakings made herein. This Commitment Letter is not assignable.

                                          Very truly yours,

                                          Emergent Asset Based Lending, LLC

                                          --------------------------------------
                                          By:  John F. Fox
                                          Its:
                                              ----------------------------------



         THE FOREGOING IS ACCEPTED THIS
         ________DAY OF _____________,19____

         Digital Lightwave, Inc.

         By:
            --------------------------------

         Its:
             -------------------------------